Exhibit 16.1

PricewaterhouseCoopers LLP
PricewaterhouseCoopers Center
300 Madison Avenue
New York, NY 10017
Telephone (646) 471 3000
Facsimile (813) 329-2685
www.pwc.com

January 3, 2006

Securities and Exchange Commission
150 Fifth Street, N. E.
Washington D.C. 20549-7561

Commissioners:

We have read the statements made by Long Island Physician Holdings Corporation (copy attached), which we understand will be filed with the U.S. Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A report of Long Island Physician Holdings Corporation dated November 1, 2005. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,
PricewaterhouseCoopers LLP

                                      -5-